Investor Presentation Second Quarter 2019 Presenters: Michael DeCata, President & CEO Ronald Knutson, EVP & CFO © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Lawson Products, Inc. "Safe Harbor" Statement under the Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues,” “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include: failure to retain a talented workforce including productive sales representatives; the inability of management to successfully implement strategic initiatives; failure to manage change; the ability to adequately fund our operating and working capital needs through cash generated from operations; the ability to meet the covenant requirements of our line of credit; disruptions of the Company’s information and communication systems; the effect of general economic and market conditions; inventory obsolescence; work stoppages and other disruptions at transportation centers or shipping ports; changing customer demand and product mixes; increases in commodity prices; violations of environmental protection regulations; a negative outcome related to tax matters; and, all other factors discussed in the Company’s “Risk Factors” set forth in its Annual Report on Form 10-K for the year ended December 31, 2018. The Company undertakes no obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise. 2 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Lawson Products: At a Glance • Leading service based provider of consumables in MRO market • Serves industrial, commercial, institutional and government markets in all 50 states, Canada, Mexico, Puerto Rico and the Caribbean • Headquartered in Chicago, IL – Strategically located distribution centers – Workforce ~1,600 (~ 1,000 sales reps) • Supplies a comprehensive line of products to the MRO marketplace • VMI and private label drives high gross margins Fasteners Cutting Tools Chemicals Hydraulics Other 3 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Competitive Advantages and Differentiators What differentiates Lawson: • Service intensive “high touch” value proposition • Vendor managed inventory or “keep fill” • Deep product knowledge • Broad geographic sales and service coverage throughout the US and Canada • Leverage investments in sales team, facilities and technology to enable outstanding customer service • Lowest total cost 4 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Our Commitment to our 70,000+ Customers

High touch service and technical expertise drives customer relationships

Before



After



One Company, Zero Headaches	Inventory Management Options	Access to Industry Knowledge & Expertise
• Comprehensive line of products	• Lawson Managed Inventory	• Product recommendations from your Lawson Representative
• Hundreds of pre-built assortments	• Industrial vending	• Application advice from our test and application engineers
• Unlimited sourcing of hard-to-find items	• Self-service inventory management	• Complimentary on-site safety & product usage training

5

LAWSON Products

© 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Customer and Product Profile Customer Mix Product Mix Aftermarket Automotive Supplies 8% Safety Kent Electrical 5% Automotive Bolt Supply 11% 16% 11% Welding and Cutting Tools Metal Repair and Abrasives 2% Strategic Government 13% 14% Other 10% Specialty 10% Other Chemicals 2% 12% Regional Accounts Fastening Fluid Power 48% Systems 15% 23% Retain over 90% of customer revenues from year to year 6 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Lawson Growth Strategy Sales Growth Driven By New Sales Sales Rep Acquisitions Reps Productivity Foundational Support ERP Network Sales Lean Six Website Optimization Transformation Sigma 7 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

2019 Focus: Actions Across the Value Chain Driving Growth Add New Sales Reps and Drive Rep Productivity Customer Product Sales Process / Sourcing / Service / Order Management / DC Operations Sales Reps Purchasing Entry Pricing • Increase sales rep • Reduction of • Leverage vendor • Reduce cycle time • Supplier count cycle times drop-ship • Refine “Pull” negotiation • Onboarding • Order pad programs strategy process process/training • Consolidation of • Fleet maintenance • Freight • Vendor metrics • Sales shipments focus enhancements • Electronic Management • Sales service reps • Pricing • Minimize communication dashboard enhancements backorders • EDI with • Website • Improve service customers levels • Forecasting tool Information Technology – Integration of Web and SAP Lean Six Sigma 8 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Longer Sales Rep Tenure Drives Rep Productivity 400 $500,000 $450,000 350 $400,000 300 $350,000 s s p e 250 l e a R $300,000 S s l e a l u a n S n f 200 $250,000 A O r e e g a b r m $200,000 e v u 150 A N $150,000 100 $100,000 50 $50,000 0 $0 < 12 Mos. 1 - 2 Yrs. 3 - 5 Yrs. 5 - 10 Yrs. > 10 Yrs. Tenure With Lawson (as of 6/30/19) Number of Reps Average Annual Sales 9 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Historical Financial Performance Recent sales growth and earnings expansion providing financial flexibility Consolidated Revenues Adjusted Reg G EBITDA $400,000 $40,000 $350,000 $30,000 $300,000 $20,000 $250,000 $10,000 $200,000 $0 2014 2015 2016 2017 2018 TTM 2014 2015 2016 2017 2018 TTM 6/30/19 6/30/19 Net Cash/(Debt) Quarterly Adjusted Reg G EBITDA $15,000 $10,000 2019 2018 $10,000 $8,000 2019 2018 $5,000 $6,000 2018 2017 2018 2017 $0 $4,000 2014 2015 2016 2017 2018 6/30/2019 2017 2017 -$5,000 $2,000 -$10,000 $0 -$15,000 Q1 Q2 Q3 Q4 10 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Financial Highlights for Second Quarter 2019 • Sales increased 6.3% YOY (7.1% excluding currency fluctuation) • Adjusted Reg G EBITDA margin improving  9.8% in Q2 2019 (10.1%(1) before lease accounting rule changes) v. 8.6% in Q2 2018  Continued investment in new sales reps and rep productivity • Gross margins stable compared to prior year • Key trends  MRO operating leverage of 34%; 3.0% increase in sales rep productivity  Continued government strength; +38% YOY  Growth across multiple segments and product categories  Net cash generated in Q2 of $8.3 million (1) Adjusted EBITDA negatively impacted by 0.3% due to adoption of ASC 842 – Leases, which requires certain expenses previously recorded as depreciation expense to be recorded as operating expenses 11 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Capital Allocation Priorities Maintain Strong • Net debt to TTM Adjusted EBITDA 0.1x at 6/30/19; target < 3.0x Balance Sheet • Consistent free cash flow generation • $40 million credit facility in place • Capital expenditures expected to be $2.0 - $3.0 million in 2019 Reinvest for Growth • Growth initiatives: add new reps and increase sales rep productivity • Increased customer retention by 100 basis points over past few quarters Pursue • Bolt-on acquisitions to enhance core growth strategies Disciplined M&A • Closed Screw Products Inc. acquisition on 10/1/18 • Share repurchase to offset award dilution; opportunistic purchases Return Capital • $7.5 million stock repurchase program announced on May 16, 2019; expected to be completed next two to three years 12 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Lawson Products: Poised for Growth • Leverage Current Infrastructure • Continued Sales Growth • Foundational Investments Completed • Operational Excellence • Large Fragmented Market 13 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

For More Information Contact: Ronald J. Knutson EVP, CFO Investor Relations (773) 304-5665 ron.knutson@lawsonproducts.com And see our Website at http://www.lawsonproducts.com/company-info/investor-relations.jsp 14 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Appendices 15 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Appendix P-1

Significant Activities

August 2011	➢Implemented SAP
October 2011	➢Commenced construction of new McCook, Ill distribution center
May 2012	➢Relocated corporate headquarters
June 2012	➢Restructured senior team. Announced $20M cost savings plan
August 2012	➢Transitioned packaging facility to McCook, Ill distribution center ➢Entered into new five-year $40M credit facility
October 2012	➢Announced new CEO and President, Michael G. DeCata ➢Consolidated Vernon Hills distribution center into McCook, Ill
November 2012	➢Rolled out new website to existing web customers
December 2012	➢Completed transition of U.S. independent agents to employees
April 2013	➢Roll-out of new website to new web customers
April/May 2013	➢McCook DC begins to ship customer orders
November 2013	➢Entered into sub-lease of headquarters space to generate $2.9M of future cash savings
December 2013	➢Ended year with over 800 sales reps – First increase in 8 years
February 2014	➢Closed on Automatic Screw Machine Products sale for net proceeds of $12.1M
June 2014	➢Entered into sale-leaseback of Reno distribution facility for net proceeds of $8.3M
December 2014	➢Ended year with over 900 sales reps
February 2015	➢Held North American sales meeting
September 2015	➢Completed West Coast Fasteners acquisition
March 2016	➢Completed Perfect Products of Michigan acquisition
May 2016	➢Completed F. B. Feeney acquisition
June 2016	➢Expanded sales team to over 1,000 sales reps
September 2016	➢Extended credit facitlity to August, 2020
November 2016	➢Completed Mattic Industries acquisition
March 2017	➢Consolidated Fairfield, NJ distribution operations into McCook, Ill and Suwanee, GA
May 2017	➢Sold Fairfield, NJ distribution center for a gain of $5.4M
October 2017	➢Completed Bolt Supply House acquisition
April 2018	➢Opened MRO distribution center in Calgary, Canada
October 2018	➢Completed Screw Products acquisition and added Bolt Supply branch
June 2019	➢Achieved 9.8% adjusted EBITDA, net of ASC 842 impact of 0.3%

16

LAWSON Products

© 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Appendix P-2

Regulation G – GAAP Reconciliation

Non GAAP Reconciliation of Adjusted EBITDA to Sales Percentage

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational, non-recurring or intermittently recurring items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for quarterly adjusted EBITDA as a percentage of net sales. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

($ in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Net Sales	$ 74,617	$ 75,006	$ 75,651	$ 80,633	$ 84,459	$ 90,382	$ 88,530	$ 86,266	$ 91,343	$ 96,097
Operating Income (Loss)	712	7,891	1,090	243	1,837	5,554	(2,266)	4,085	5,544	1,623
Depreciation & Amortization	1,705	1,644	1,591	1,830	1,686	1,679	1,755	1,735	1,478	1,455
EBITDA	2,417	9,535	2,681	2,073	3,523	7,233	(511)	5,820	7,022	3,078
Excluded Costs										
Severance	465	(9)	139	144	628	64	31	126	27	1,485
Stock Based Compensation (Benefit)	(30)	415	2,337	384	970	87	7,637	(1,186)	408	4,839
Acquisition Related Costs	-	-	286	425	-	-	168	62	-	-
Loss/(Gain) on Disposal of Property	-	(5,422)	-	-	-	-	-	-	-	-
Lease termination gain	-	-	-	-	-	(164)	-	-	-	-
Discontinued operation accrual	-	-	-	-	-	529	-	-	-	-
Building Impairment	-	-	-	-	-	-	-	231	-	-
Reg G Adjusted EBITDA	$ 2,852	$ 4,519	$ 5,443	$ 3,026	$ 5,121	$ 7,749	$ 7,325	$ 5,053	$ 7,457	$ 9,402
Adjusted EBITDA % of Sales	3.8%	6.0%	7.2%	3.8%	6.1%	8.6%	8.3%	5.9%	8.2%	9.8%

17

LAWSON Products

© 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.

Consolidated Balance Sheet Appendix P-4 June 30, December 31, 2019 2018 ASSETS (Unaudited) Current assets: Cash and cash equivalents $ 6,915 $ 11,883 Restricted cash 800 800 Accounts receivable, less allowance for doubtful accounts of $596 and $549, respectively 45,570 37,682 Inventories, net 55,360 52,887 Miscellaneous receivables and prepaid expenses 4,742 3,653 Total current assets 113,387 106,905 Property, plant and equipment, net 17,630 23,548 Deferred income taxes 19,021 20,592 Goodwill 20,794 20,079 Cash value of life insurance 13,167 12,599 Intangible assets, net 12,895 13,112 Lease assets 11,840 — Other assets 298 307 Total assets $ 209,032 $ 197,142 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Revolving lines of credit $ 8,823 $ 10,823 Accounts payable 16,550 15,207 Lease obligation 3,708 — Accrued expenses and other liabilities 34,904 40,179 Total current liabilities 63,985 66,209 Security bonus plan 12,353 12,413 Lease obligation 10,500 5,213 Deferred compensation 5,670 5,304 Deferred tax liability 2,900 2,761 Other liabilities 4,292 6,069 Total liabilities 99,700 97,969 Stockholders’ equity: Preferred stock, $1 par value: Authorized - 500,000 shares, Issued and outstanding — None — — Common stock, $1 par value: Authorized - 35,000,000 shares 9,033 9,006 Issued - 9,032,948 and 9,005,716 shares, respectively Outstanding - 8,983,162 and 8,955,930 shares, respectively Capital in excess of par value 16,973 15,623 Retained earnings 84,728 77,338 Treasury stock – 49,786 shares (1,234) (1,234) Accumulated other comprehensive loss (168) (1,560) Total stockholders’ equity 109,332 99,173 Total liabilities and stockholders’ equity $ 209,032 $ 197,142 18 © 2019 Lawson Products, Inc. All rights reserved. Confidential Material, Reproduction, In Whole or in Part, Prohibited.